Form for Adopted February 1, 2018

SEVERANCE AGREEMENT
THIS SEVERANCE AGREEMENT (this “Agreement”) is made as of _______________ ___, 20__, (the “Effective Date”) between Harte Hanks, Inc., a Delaware corporation (the “Company”), and _____________ (the “Executive”).

WHEREAS, the Executive is currently serving as ____________of the Company;

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the Executive’s contribution to the growth and success of the Company has been substantial and wishes to provide certain potential benefits to be received by the Executive in the event of termination; and

WHEREAS, as consideration for, and as a condition to, the execution of this Agreement, the Executive will execute an [Employment Restrictions Agreement], in a form provided by the Company.

NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, this Agreement sets forth benefits which the Company will pay to the Executive in the event of termination of the Executive’s employment under the circumstances described herein:

1.
Term. This Agreement shall be effective on the Effective Date, though the term of this Agreement (the “Term”) shall commence on the “CiC Date” (defined as the date of the consummation of a Change in Control) and continue until the earlier of (a) the expiration of the second anniversary of the CiC Date, or (b) the Executive’s Termination Date from the Company; provided, however, on the CiC Date, a look-back period of one year immediately preceding the CiC Date (the “Look-Back Period”) shall apply for purposes of awarding enhanced benefits and compensation under this Agreement to the Executive if both (x) the Executive was terminated without Cause (other than for death or Disability) by the Company within the Look-Back Period, and (y) such termination occurred after commencement of a discussion authorized by the Board with a third party that ultimately resulted in the Change in Control.

2.    Definitions.

(a)
Accrued Obligations. “Accrued Obligations” means base salary accrued but unpaid through the Termination Date within the time period required by applicable law, and any other benefits or compensation (including equity-based awards) with respect to which the Executive is a participant, payable, if at all, in accordance with the terms of applicable plans, agreements and as required by applicable law.

(b)
Assumed/Replaced Awards. “Assumed/Replaced Awards” means equity-based awards granted by the Company that are assumed or replaced by a Publicly-Traded Successor with similar options, rights or awards covering the common equity securities of the Publicly-Traded Successor (with appropriate adjustments as to the number and kind of securities and prices, vesting and other terms relevant to ensuring preservation of the Executive’s rights under the original equity-based awards, as determined by the Incumbent Board or a designated committee thereof).

(c)	Cause. For “Cause” means that the Board determines in good faith that the Executive has:

(i)	committed an intentional material act of fraud or embezzlement in connection with the Executive’s duties or in the course of the Executive’s employment with the Company;

(ii)	committed intentional wrongful material damage to property of the Company;

(iii)	committed intentional wrongful disclosure of material secret processes or material confidential information of the Company;

(iv)	been convicted of, or entered a guilty or no contest plea to, a felony or other crime involving dishonesty or moral turpitude;

(v)	committed a material breach of the Company’s insider trading, corporate ethics and compliance policies, or any other Board-adopted policies applicable to management conduct; or

(vi)
committed substantial, willful and repeated failures to perform duties which (x) are appropriate for the Executive’s position as reasonably instructed by (or on behalf of) the Board in writing, and (y) have not been cured (if susceptible to cure) within 30 days of the Executive’s receipt of notice of such failures.

For purposes of this Agreement, no act, or failure to act, on the part of the Executive will be deemed “intentional” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company.

(d)	Change in Control. A “Change in Control” of the Company shall have occurred if any of the following events shall occur:

(i)
the Company is merged, consolidated or reorganized into or with another corporation or other legal person and as a result of such merger, consolidation or reorganization less than 60% of the combined voting power of the then outstanding securities of the remaining corporation or legal person or its ultimate parent immediately after such transaction is received in respect of or in exchange for voting securities of the Company pursuant to such transaction;

(ii)
the Company sells all or substantially all of its assets to any other corporation or other legal person and as a result of such sale less than 60% of the combined voting power of the then outstanding securities of such corporation or legal person or its ultimate parent immediately after such transaction is received in respect of or in exchange for voting securities of the Company pursuant to such sale;

(iii)
any person (including any “person” as such term is used in Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities which when added to any securities already owned by such person would represent in the aggregate 30% or more of the combined voting power of the then outstanding securities of the Company;

(iv)
individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election by the Board was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board; or

(v)	such other events that cause a Change in Control of the Company as determined by the Board in its sole discretion.

(e)
CiC Severance Compensation. The “CiC Severance Compensation” shall be a single lump sum cash amount equal to the product of ____ multiplied by the sum of (i) the annual base salary of the Executive in effect immediately prior to the CiC Date or the Termination Date, whichever is larger, plus (ii) target bonus or target incentive compensation for the fiscal year which includes the CiC Date or the Termination Date, whichever is larger.

(f)	Code. The “Code” shall mean the Internal Revenue Code of 1986, as amended.

(g)
Disability. “Disability” shall have the meaning given to disability in the Company’s long-term disability insurance plan, to the extent it is within the meaning of Treasury Regulation Section 1.409A-3(i)(4).

(h)	Irrevocable Release. An “Irrevocable Release” means an executed, effective and irrevocable release delivered by the Executive to the Company pursuant to and in accordance with Section 6 hereof.

(i)
Payment Date. “Payment Date” shall mean , subject to Section 11 if the Executive is a ‘specified employee’ under Code Section 409A, (i) if the Termination Date occurs on or after the CiC Date through the second anniversary of the CiC Date, then before the 75th day after the Termination Date, provided that the Executive delivers an Irrevocable Release on or before the 60th day after the Termination Date and (ii) if the Termination Date occurs during the Look-Back Period and the Executive is entitled to benefits hereunder, then before the 75th day after the CiC Date, provided that the Executive delivers an Irrevocable Release on or before the 60th day after the CiC Date.

(j)
Publicly-Traded Successor. “Publicly-Traded Successor” means the Company’s successor or survivor corporation if such successor or survivor corporation on the CiC Date has common equity securities listed on an established stock exchange and traded on a daily basis.

(k)
Termination Date. The “Termination Date” shall be the date upon which the Executive or the Company terminates the employment of the Executive and such termination constitutes a “separation from service,” as defined and applied in Section 409A of the Code.

3.    Rights of the Executive Upon Employment Termination.

(a)	Voluntary Resignation; Termination for Cause or due to Death or Disability; Termination After Expiration of the Term. If,

(i)	before the CiC Date (if any), the Executive voluntarily resigns from employment with the Company for any reason; or

(ii)	during the Term, the Executive voluntarily resigns from employment with the Company without Good Reason; or

(iii)	the Executive’s employment is terminated for Cause at any time; or

(iv)	the Executive’s employment is terminated by reason of death or Disability; or

(v)	the Executive’s employment is terminated for any reason or no reason after the second anniversary of the CiC Date, then the Executive will be paid any remaining Accrued Obligations.

(b)	Termination Without Cause.

(i)
From the CiC Date Through the Second Anniversary of the CiC Date. If, on or after the CiC Date through the second anniversary of the CiC Date, the Company terminates the Executive’s employment with the Company without Cause (other than for death or Disability), then:

(1)
In addition to the timely remittance of Accrued Obligations to the Executive, provided the Executive has delivered an Irrevocable Release, the Company shall provide CiC Severance Compensation to the Executive on the Payment Date.

(2)
Notwithstanding anything herein to the contrary, all equity-based awards previously granted by the Company to the Executive (including without limitation Replaced/Assumed Awards not yet exercised) will become vested and fully exercisable by the Executive on the 3rd business day following Executive’s delivery of an Irrevocable Release. Such equity-based awards shall remain exercisable for their original term; provided, however, that the Company has the right to require the Executive to exercise such equity-based awards that are subject to exercise within 90 days after receipt of written notice to the Executive (and if the Executive fails to exercise the Executive’s equity-based awards within such 90-day period, the Company has the right to cancel such equity-based awards). Equity-based awards that have been structured to vest on a performance basis shall accelerate and vest on a prorated basis, with such proration determined by multiplying the number of shares or units subject to each equity-based award by a fraction, the numerator of which is the number of days between the grant date and the Termination Date if the Termination Date occurs on after the CiC Date or the CiC Date if the Termination Date occurs during the Look-Back Period, and the denominator of which is the number of days between the grant date and the original vesting date for such equity-based award, regardless of whether the 100% performance level has been or will be achieved.

(ii)
Look-Back Period True Up. Provided the Executive has delivered an Irrevocable Release, the Company shall pay to the Executive a single lump sum amount equal to the CiC Severance Compensation minus any severance paid or payable to Executive pursuant to the Company’s Executive Severance Policy or any other agreement or arrangement, on the Payment Date, if the Company terminated the Executive’s employment with the Company without Cause (other than for death or Disability) during the Look-Back Period.

(iii)
Look-Back Period True Up of Equity-Based Awards. Provided the Executive has delivered an Irrevocable Release, the Company shall pay to the Executive a single lump sum cash amount equal to the value of the equity-based awards forfeited on the Termination Date that would have vested on the CiC Date pursuant to the terms of section 3(b)(i)(2), and such payment shall be made on the Payment Date, or such other date set forth in the applicable equity-based award agreements, if applicable to comply with Code Section 409A.

(c)	Termination by Executive for Good Reason. If, on or after the CiC Date through the second anniversary of the CiC Date, the Executive terminates the Executive’s employment for Good Reason, then:

i.
In addition to the timely remittance of Accrued Obligations to the Executive, provided the Executive has delivered an Irrevocable Release, the Company shall provide CiC Severance Compensation to the Executive on the Payment Date.

ii.
Notwithstanding anything herein to the contrary, all equity-based awards previously granted by the Company to the Executive (including without limitation Replaced/Assumed Awards not yet exercised) will become vested and fully exercisable by the Executive on the 3rd business day following Executive’s delivery of an Irrevocable Release. Such equity-based awards shall remain exercisable for their original term; provided, however, that the Company has the right to require the Executive to exercise such equity-based awards that are subject to exercise within 90 days after receipt of written notice to the Executive (and if the Executive fails to exercise the Executive’s equity-based awards within such 90-day period, the Company has the right to cancel such equity-based awards). Equity-based awards that have been structured to vest on a performance basis shall accelerate and vest on a prorated basis, with such proration determined by multiplying the number of shares or units subject to each equity-based award by a fraction, the numerator of which is the number of days between the grant date and the Termination Date if the Termination Date occurs on after the CiC Date or the CiC Date if the Termination Date occurs during the Look-Back Period, and the denominator of which is the number of days between the grant date and the original vesting date for such equity-based award, regardless of whether the 100% performance level has been or will be achieved.

iii.	“Good Reason” means any one or more of the following events:

(1)	a material adverse change in the nature or scope of the authority, functions or duties attached to the position with the Company that the Executive had immediately prior to the CiC Date;

(2)
a reduction in the Executive’s salary, bonus or incentive compensation or a reduction in scope or value of other monetary or non-monetary benefits (other than benefits pursuant to a broad-based employee benefit plan) to which the Executive was entitled from the Company immediately prior to the CiC Date;

(3)
a requirement that the Executive be principally based at an office or location that is more than 30 miles from the office or location principally occupied by the Executive immediately prior to the CiC Date; or

(4)	the Company commits any material breach of this Agreement;

provided, however, that if any of the above Good Reason conditions exists, the Executive must provide notice to the Company no more than 90 calendar days following the initial existence of any such condition and the Executive’s intention to terminate employment for Good Reason. Upon such notice, the Company shall have 30 calendar days during which it may remedy the condition, so that any such termination of employment by the Executive shall not be for Good Reason.

(d)	Off-Set. Except as expressly provided in this Agreement, CiC Severance Compensation pursuant to this Section 3 will not be subject to set-off or mitigation.

(e)	Equity Awards.

(i)
On the CiC Date and thereafter, the Executive’s rights with respect to any equity-based awards granted by the Company to the Executive shall continue to be governed by the terms of the applicable plans and agreements providing for the grant of such equity-based awards to the Executive (“Applicable Equity Plans”).

(ii)
Notwithstanding the foregoing, and subject to accelerated vesting as provided under Section 3(b)(i)(2) or Section 3(c)(ii) above, as applicable, upon a Change in Control as defined in the Applicable Equity Plans:

(1)
if all equity-based awards granted by the Company to the Executive are substituted with Assumed/Replaced Awards, then vesting and other rights of Executive to such equity-based awards shall continue in accordance with the terms of the plans and agreements of such Assumed/Replaced Awards, and accelerated vesting of equity-based awards shall not occur; provided, however,

(2)
if (A) all equity-based awards granted by the Company to the Executive are not substituted with Assumed/Replaced Awards, or (B) some, but not all, equity-based awards granted by the Company to the Executive are substituted with Assumed/Replaced Awards, then all equity-based awards previously granted by the Company to the Executive and not yet exercised (including any equity-based awards that were partially substituted with Assumed/Replaced Awards) will become fully vested and exercisable by the Executive, and such equity-based awards shall remain exercisable for their original term; provided, however, that the Company has the right to require the Executive to exercise such equity-based awards that are subject to exercise within 90 days after receipt of written notice to the Executive (and if the Executive fails to exercise the Executive’s equity-based awards within such 90-day period, the Company has the right to cancel such equity-based awards). Equity-based awards that have been structured to vest on a performance basis shall accelerate and vest on a prorated basis, with such proration determined by multiplying the number of shares or units subject to each equity-based award by a fraction, the numerator of which is the number of days between the grant date and the Termination Date if the Termination Date occurs on after the CiC Date or the CiC Date if the Termination Date occurs during the Look-Back Period, and the denominator of which is the number of days between the grant date and the original vesting date for such equity-based award, regardless of whether the 100% performance level has been or will be achieved.

(f)
In the event the Company becomes obligated hereunder to pay the Executive the CiC Severance Compensation because the Executive’s Termination Date is on or after the CiC Date, the Company shall also pay the Executive on the Payment Date, a single lump sum cash payment in the amount equivalent to total payments due under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended for continuation coverage under the Company’s group health insurance plan for a period of 24 months (“COBRA Equivalent Payments”), provided the Executive has delivered an Irrevocable Release. If the Executive’s employment was terminated by the Company without Cause (other than for death or Disability) during the Look-Back Period, provided the Executive has delivered an Irrevocable Release below, the Company shall pay to the Executive a single lump sum amount equal to the COBRA Equivalent Payments minus any amounts paid or payable by the Company to the Executive for continuation coverage under the Company’s group health insurance plan or for alternative health insurance coverage, as the case may be (“COBRA True Up Payment”). Notwithstanding the foregoing, no COBRA Equivalent Payment or COBRA True Up Payment shall be due and payable to the extent it might violate any law or subject the Company or the Executive to any penalties or excise taxes (under the Patient Protection and Affordable Care Act of 2010, as amended, or otherwise).

(g)
In the event that any payments to which the Executive becomes entitled in accordance with this Agreement would constitute a parachute payment under Section 280G of the Code, then such payments, when added to any other payments made to the Executive that would constitute parachute payments under Section 280G of the Code will be subject to reduction to the extent necessary to assure that the Executive receives only the greater after-tax amount resulting from either (i) the amount of those total payments which would not exceed 2.99 times the Executive’s “base amount” within the meaning of Section 280G of the Code, or (ii) the total payment amounts due to the Executive after taking into account any excise tax imposed under Section 4999 of the Code. Any reduction in payments under this Agreement or otherwise pursuant to this Section 3(g) shall be accomplished in the following manner: first, by reducing the payment required pursuant to Section 2(d); if necessary, second by reducing the payment required by Section 3(f); if necessary, third, by reducing any applicable vesting of equity-based awards pursuant to Section 3(e) (in an order among such equity-based awards as is reasonably acceptable to Executive).

4.
Successors, Binding Agreement. This Agreement will be binding upon the Company, its successors and assigns, and all rights of the Executive hereunder shall inure to the benefit of and be enforceable by the Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

5.
Notice. The Company shall give written notice to the Executive within ten days after any CiC Date. For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given only if (i) delivered personally or by overnight courier, (ii) delivered by facsimile transmission with answer back confirmation, (iii) mailed (postage prepaid by certified or registered mail, return receipt requested) (effective upon actual receipt), or (iv) delivered by electronic communication to the address below. An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this letter if sent with return receipt requested to the electronic mail address specified by the receiving party. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives verification of receipt by the receiving party. Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a non-electronic form (“Non-electronic Notice”) which shall be sent to the requesting party within five days after receipt of the written request for Non-electronic Notice. Any party from time to time may change its address, facsimile number, electronic mail address, or other information for the purpose of notices to that party by giving written notice specifying such change to the other party hereto.

If to the Executive: at the most recent address reflected in the payroll records of the Company

If to the Company:

Harte Hanks, Inc.
9601 McAllister Freeway, Suite 610
San Antonio, Texas 78216
Attention: General Counsel
Email: general.counsel@hartehanks.com

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

6.
Release. In consideration for the benefits and payments provided for under Sections 3(b), 3(c), 3(e) and/or 3(f) of this Agreement, as applicable, unless such requirement is waived by the Board in its sole discretion, the Executive agrees to execute a release acceptable in form and substance to the Company releasing the Company, its subsidiaries, stockholders, partners, officers, directors, employees, agents among other parties (as determined by the Company) from any and all known and unknown claims and from any and all causes of action of any kind, including but not limited to all claims or causes of action arising out of the Executive’s employment with the Company or the termination of such employment. The Executive shall deliver the Irrevocable Release to the Company on or before the 60th day after the Executive’s Termination Date or the CiC Date, whichever is later.

7.
Amendment, Waiver, Representations, Governing Law, Entire Agreement. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, unless specifically referred to herein, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the substantive laws of the State of Texas (to the extent not preempted by federal law), without regard to principles of conflicts of law. This Agreement replaces any other prior agreement between the Company and the Executive addressing the subject matter hereof.

8.
Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.
Employment Rights. Nothing expressed or implied in this Agreement shall create any right or duty on the part of the Company or the Executive to have the Executive remain in the employment of the Company. The Executive may, at any time during the Executive’s employment with the Company upon the giving of 30 days prior written notice, voluntarily resign (without Good Reason) from the Executive’s employment hereunder.

10.
Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling; provided, however, that no withholding pursuant to Section 4999 of the Code shall be made unless, in the opinion of tax counsel selected by the Company and acceptable to the Executive, such withholding relates to payments which result in the imposition of an excise tax pursuant to Section 4999 of the Code.

11.
Section 409A. Notwithstanding anything to the contrary in this Agreement, if the Executive is a “specified employee” (as defined and applied in Section 409A of the Code) as of the Termination Date, to the extent any payment under this Agreement constitutes deferred compensation (after taking into account any applicable exemptions under Section 409A of the Code) and to the extent required by Section 409A of the Code, the Executive shall not be entitled to any payments under this Agreement until the earlier of (a) the first day following the six-month anniversary of the Termination Date, or (b) the Executive’s date of death. For purposes of Section 409A of the Code, each “payment” (as defined by Section 409A of the Code) made under this Agreement shall be considered a “separate payment.” In addition, for purposes of Section 409A of the Code, payments shall be deemed exempt from Section 409A of the Code to the full extent possible under the “short-term deferral” exemption of Treasury Regulation § 1.409A-1(b)(4) and (with respect to amounts paid no later than the second calendar year following the calendar year containing the Termination Date) the “two-years/two-times” separation pay exemption of Treasury Regulation § 1.409A-1(b)(9)(iii), which are hereby incorporated by reference.

12.
Extension of Restrictive Covenants. The Executive agrees that if the Executive receives CiC Severance Compensation, the time periods for the non-competition and non-solicitation covenants contained in the Executive’s [Employment Restrictions Agreement dated __________] (the “ERA”) shall be extended to be a period of years equal to the multiple specified in Section 2(d) for calculation of CiC Severance Compensation (i) only to the extent such period is longer than that of the one already established for such covenant under the ERA, and (ii) subject to [Article Six] of the ERA. Executive agrees that the ERA is necessary to protect the Company’s confidential and proprietary information and business goodwill. The Executive further acknowledges that the time, geographic and scope limitations of the restrictive covenants in the ERA, as extended hereby in the event that the Executive is to receive CiC Severance Compensation are reasonable, especially in light of the Company’s desire to protect its confidential and proprietary information, and that the Executive will not be precluded from gainful employment pursuant to the Executive’s non-competition and other obligations as provided in the ERA, as extended hereby in the event that the Executive is to receive CiC Severance Compensation.

13.
Compensation Recoupment. Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), the CiC Severance Compensation and/or other compensation or benefits set forth or referred to in this Agreement (collectively, “Compensation and Benefits”) shall not be deemed fully earned or vested, even if paid or distributed to the Executive, if the Compensation and Benefits or any portion thereof is deemed incentive compensation and subject to recovery, or “clawback” by the Company pursuant to the provisions of the Act and any rules or regulations promulgated thereunder or by any stock exchange on which the Company’s securities are listed (the “Rules”). In addition, the Executive hereby acknowledges that this Agreement may be amended as necessary and/or shall be subject to any recoupment policies adopted by the Company to comply with the requirements and/or limitations under the Act and the Rules, or any other federal or stock exchange requirements, including by expressly permitting (or, if applicable, requiring) the Company to revoke, recover and/or clawback the Compensation and Benefits.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amended & Restated Severance Agreement effective on the date and year first above written.

HARTE HANKS, INC.

By:
Name:
Title:

EXECUTIVE

By:
Name:
Title:

Severance Agreement - Page 1